UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 20, 2009

Date of Report (Date of earliest event reported)

DESIGN WITHIN REACH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50807	94-3314374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Bush Street, 20th Floor, San Francisco CA 94104

(Address of principal executive offices, Zip Code)

(415) 676-6500

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 20, 2009, Design Within Reach, Inc. (the “Company”) entered into a Securities Purchase Agreement relating to a private placement of shares of its common stock and a new series of preferred stock, designated Series A 9% Convertible Preferred Stock. Pursuant to the Securities Purchase Agreement, Glenhill Special Opportunities Master Fund LLC, an affiliate of Glenhill Capital Management, LLC (the “Investor”), subject to customary closing conditions, will invest $15 million of additional capital into the company in exchange for a 91.33% ownership stake, subject to adjustment as described below.

Upon the closing of the transactions contemplated by the Securities Purchase Agreement, the Investor will purchase 15,400,000 shares of the Company’s common stock at a purchase price of $0.15 per share and 1,000,000 shares of a new series of Series A 9% Convertible Preferred Stock at a purchase price of $12.69 per share. The key rights, preferences and privileges of the Series A preferred stock are as follows:

Dividends. Holders of the Series A preferred stock will be entitled to an annual compounded dividend of 9% on each share of Series A preferred stock, payable in kind at the purchase price of the Series A preferred stock, annually in arrears. In the event that the Company’s stockholders do not approve the necessary increase in the number of authorized shares of common stock to permit full conversion of the Series A preferred stock or a default by the Company on any of the material terms and conditions of the Series A preferred stock, including, without limitation:

•	failing to timely register the resale of the common stock issued in the transaction and the shares of common stock issuable upon conversion of the Series A preferred stock issued in the transaction;

•	if the registration statement does not remain continuously effective;

•	if the Company fails to timely deliver stock certificates upon conversion of the Series A preferred stock;

•	if the Company fails to reserve a sufficient number of shares to permit full conversion of the Series A preferred stock;

•	the occurrence of certain bankruptcy related events; or

•	a monetary judgment against the Company for an amount in excess of $50,000,

the annual dividend rate will automatically increase to 15%.

Conversion. Subject to stockholder approval of the increase in the number of authorized shares of the Company’s common stock, the Series A preferred stock will be convertible, at the option of the holder of the Series A preferred stock, into the number of shares of common stock which, together with the 15,400,000 shares of common stock to be issued to the Investor in connection with the transaction, equal 91.33% of the Company’s outstanding common stock, subject to the adjustments described below.

Anti-dilution. The Series A preferred stock will be subject to full ratchet anti-dilution protection in connection with future issuances of equity securities, subject to customary exceptions.

Liquidation Preference. The liquidation preference per share of the Series A preferred stock will be equal to the purchase price of the Series A preferred stock plus any accumulated but unpaid dividends. However, if the Company’s stockholders do not approve the increase in the number of authorized shares of the Company’s common stock within 90 days of the closing, the liquidation preference per share of the Series A preferred stock will automatically increase to four times such amount and increase in increments of 5% for each month thereafter pro rated daily. A merger, consolidation (other than one in which the Company’s stockholders own a majority by voting power of the outstanding shares of the surviving or acquiring corporation), sale of voting control or a sale, lease, transfer or other disposition of all or substantially all of the Company’s assets will be deemed to be a liquidation and will entitle the holders of the Series A preferred stock to receive at the closing of such transaction (and at each date after the closing on which additional amounts (such as earn out payments, escrow amounts and other contingent or deferred payments) are paid to stockholders) at their election the greater of: (i) the applicable liquidation preference or (ii) the amount they would be entitled to receive had such holders of Series A preferred stock converted their shares into common stock immediately prior to the closing of the transaction.

Voting Rights. Holders of the Series A preferred stock will have voting rights equal to the number of shares of common stock into which the Series A preferred stock is convertible, on an “as if” converted basis. The holders of the Series A preferred stock will vote together with holders of the common stock as one class on all matters. In addition, some actions, including, without limitation:

•	incurring additional indebtedness;

•	incurring additional liens;

•	amending its charter documents;

•	repurchases of shares of stock; and

•	paying cash dividends,

will require the consent of the holders of at least 75% of the Series A preferred stock, voting as a separate series.

Redemption. If the Company’s stockholders do not approve the increase in the number of authorized shares of the Company’s common stock, then on or after the first anniversary of the closing, the holders of the Series A preferred stock will be entitled, in their sole discretion, to require the Company to redeem their shares of Series A preferred stock at the applicable liquidation preference.

Registration Rights. The common stock issued in the proposed transaction and the common stock issuable upon conversion of the Series A preferred stock will be entitled to customary registration rights.

Right of Participation. If the Company proposes to offer equity or equity-like securities to any person (other than in an underwritten public offering), the Investor will have the right to purchase its pro rata portion of such shares (based on the number of shares which would be outstanding assuming that the stockholders approved the increase in the authorized number of shares of the Company’s common stock, on an as-converted and as-exercised basis).

Expenses; Adjustment of Conversion Price. The Company has covenanted that its transaction expenses will not exceed $750,000 (the “Expense Cap”). If the Company’s transaction fees do exceed the Expense Cap, then the number of shares of common stock issuable upon conversion of the Series A preferred stock will automatically increase pro rata into the number of shares of the Company’s common stock which, together with the 15,400,000 shares of common stock to be issued to the Investor in connection with the proposed transaction, equal up to 95% of the Company’s outstanding common stock, based on the excess of the Company’s actual transaction expenses over the Expense Cap, up to a maximum of $1,377,000 of such transaction expenses.

Board Representation. Prior to the closing of the transactions contemplated by the Securities Purchase Agreement, the Company’s board of directors is composed of the following six members: Hilary Billings, Ray Brunner, Peter Lynch, William McDonagh, James Peters and Lawrence Wilkinson. It is anticipated that Hilary Billings, William McDonagh, James Peters and Lawrence Wilkinson will resign at the closing of the transactions contemplated by the Securities Purchase Agreement. In accordance with the Company’s bylaws for filling board vacancies, the remaining board members, Ray Brunner and Peter Lynch, intend to appoint Glenn J. Krevlin, David Rockwell and William Sweedler to serve as directors of the Company effective at the closing of the transaction. Messrs. Krevlin, Rockwell and Sweedler have been designated by the Investor. In addition, the size of the Company’s board of directors will be reduced to five.

Registration Obligations and Liquidated Damages. The Company is obligated to file a registration statement on Form S-3 (or if Form S-3 is not available, on another appropriate form) registering the resale of shares of its common stock issued pursuant to the Securities Purchase Agreement and issuable upon conversion of the Series A preferred stock. If:

•	the registration statement is not timely filed, or declared effective within the time frame described;

•	the registration statement is suspended other than as permitted in the registration rights agreement;

•	after effectiveness, the registration statement ceases to remain continuously effective for ten consecutive calendar days or fifteen calendar days in any twelve month period; or

•	the Company fails to make current public information available,

the Company is obligated to pay holders of registrable securities additional cash fees. The cash fees are equal to 2% of the aggregate purchase price pursuant to the Securities Purchase Agreement for any unregistered registrable securities then held by the holder for each month in which the Company fails to take these actions, subject to a maximum of $1.5 million. These liquidated damages will be pro rated for partial months. These liquidated damages will also accrue interest at a rate of 18% per year if the Company fails to make such payments within seven days.

Indemnification. The Company has granted the Investor customary indemnification rights in connection with the registration statement. The Investor has also granted the Company customary indemnification rights in connection with the registration statement.

The transactions contemplated by the Securities Purchase Agreement are subject to customary closing conditions, including absence of government restraints, absence of any material adverse effect on the Company, the filing of a Schedule 14f-1 by the Company and the passage of any required periods thereunder and other customary conditions. The parties also have agreed to certain covenants and agreements, including, with respect to public disclosure and similar matters. The Company is also subject to an “exclusivity” restriction on its ability to solicit alternative acquisition or financing proposals, provide information and engage in discussion with third parties, except under certain limited circumstances.

The Securities Purchase Agreement contains representations and warranties of each of the Company and the Investor. The assertions embodied in those representations and warranties were made solely for purposes of the Securities Purchase Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Securities Purchase Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Investors should read the Securities Purchase Agreement together with the other information concerning the Company and the Investor that each company publicly files in reports and statements with the Securities and Exchange Commission.

The parties have also agreed upon certain termination rights for both the Company and the Investor. In certain circumstances, upon termination, the Company may be required to pay to the Investor a termination fee of $500,000.

In connection with the Securities Purchase Agreement, the Investor and the directors of the Company will enter into voting agreements (the “Voting Agreements”) agreeing to vote any shares of the Company’s capital stock owned by such parties in favor of an increase in the number of authorized shares of the Company’s common stock to permit full conversion of the Series A preferred stock and to elect the Investor’s designees to the Company’s Board of Directors.

In connection with the Securities Purchase Agreement, the Company’s Board of Directors approved an amendment (the “Fourth Amendment”), dated as of July 17, 2009, to the Rights Agreement, dated as of May 23, 2006, between the Company and American Stock Transfer & Trust Company, as Rights Agent, as previously amended (the “Rights Agreement”), in order to prevent the execution of the Securities Purchase Agreement or the Voting Agreements or the consummation of the transactions contemplated in the Securities Purchase Agreement or the Voting Agreements from triggering the ability to exercise any rights under the Rights Agreement.

The Investor and its affiliates are long time stockholders of the Company who currently hold approximately 17.1% of the Company’s common stock before giving effect to the transactions contemplated by the Securities Purchase Agreement. To the Company’s knowledge, neither the Investor nor any of its affiliates maintains or has maintained in the past any other affiliation with the Company or any of its officers, directors or affiliates. The funds used by the Investor to acquire the common stock and Series A preferred stock were obtained from capital contributions by its members.

Thomas Weisel Partners acted as the Company’s financial advisor and placement agent in connection with these transactions.

The foregoing descriptions of the Company’s transaction with the Investor, the Securities Purchase Agreement and the related agreements in the private placement are only a summary and are qualified in their entirety by reference to the documents filed as exhibits to this Current Report on Form 8-K, which exhibits are hereby incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On July 20, 2009, the Company entered into the Securities Purchase Agreement and will, subject to customary closing conditions, issue the common stock and Series A preferred stock described under Item 1.01 above, which description is hereby incorporated by reference. The Company will issue these securities in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offering and sale were made to one entity and the Company restricted transfer of the securities in accordance with the requirements of the Securities Act of 1933, as amended. Appropriate legends will be affixed to the instruments issued in such transaction.

Item 3.03	Material Modification to Rights of Security Holders.

Under the terms of the definitive agreements with the Investor that the Company entered into on July 20, 2009, the Company agreed to use the funds for general working capital purposes. Furthermore, the Company will need the consent of the holders of at least 75% of the outstanding shares of Series A preferred stock, voting as a separate series, to declare or pay any dividends or redeem any of its equity securities.

In connection with the Securities Purchase Agreement, the Company’s Board of Directors also approved the Fourth Amendment to the Company’s Rights Agreement to prevent the execution of the Securities Purchase Agreement or the Voting Agreements or the consummation of the transactions contemplated in the Securities Purchase Agreement and the Voting Agreements from triggering the ability to exercise any rights under the Rights Agreement.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

The foregoing descriptions of the Securities Purchase Agreement, the related agreements and the Fourth Amendment do not purport to be complete and are qualified in their entirety by reference to the documents filed as exhibits to this Current Report on Form 8-K, which exhibits are hereby incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The transactions contemplated by the Securities Purchase Agreement described under Item 1.01 of this Current Report on Form 8-K will result in a change of control of the Company. The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions contemplated by the Securities Purchase Agreement described under Item 1.01 of this Current Report on Form 8-K, it is anticipated that Hilary Billings, William McDonagh, James Peters and Lawrence Wilkinson will resign at the closing of the transactions contemplated by the Securities Purchase Agreement. In accordance with the Company’s bylaws for filling board vacancies, the remaining board members, Ray Brunner and Peter Lynch, intend to appoint Glenn J. Krevlin, David Rockwell and William Sweedler to serve as directors of the Company effective at the closing of the transaction. Messrs. Krevlin, Rockwell and Sweedler have been designated by the Investor. In addition, the size of the Company’s board of directors will be reduced to five. At this time, it is not known on which committees each director will serve.

In connection with the transactions contemplated by the Securities Purchase Agreement described under Item 1.01 of this Current Report on Form 8-K, it is anticipated that the Company will terminate its 2004 Equity Incentive Award Plan, as amended (the “2004 Plan”). All awards outstanding under the 2004 Plan will accelerate and terminate 30 days after the closing of the transactions contemplated by the Securities Purchase Agreement. Each participant in the 2004 Plan will have the right to exercise such awards prior to their termination.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the transactions contemplated by the Securities Purchase Agreement described under Item 1.01 of this Current Report on Form 8-K, the Company will file a Certificate of Designation of Preferences, Rights and Limitations of Series A 9% Convertible Preferred Stock prior to the closing of such transactions. The material rights, preferences and privileges of the Series A preferred stock are described under Item 1.01 of this Current Report on Form 8-K. The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

The foregoing description of the Certificate of Designation of Preferences, Rights and Limitations of Series A 9% Convertible Preferred Stock is only a summary and is qualified in its entirety by reference to the document filed as an exhibit to this Current Report on Form 8-K, which exhibit is hereby incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION

The Company intends to file with the Securities and Exchange Commission an information statement on Schedule 14f-1 in connection with the private placement transactions and a proxy statement in connection with the proposal to increase the number of authorized shares of the Company’s common stock. Investors and security holders of the Company are urged to read the information statement and the proxy statement when they become available because they will contain important information about the Company and the private placement. Investors and security holders of the Company may obtain free copies of the information statement and the proxy statement when they become available at the Securities and Exchange Commission’s website at http://www.sec.gov, at the Company’s website at http://www.dwr.com or by writing to Design Within Reach, Inc., 225 Bush Street, 20th Floor, San Francisco, California 94104, Attention: Secretary. The Company, its directors and the affiliates of its directors may be deemed to be participants in the solicitation of proxies with respect to the increase in the authorized shares of the Company’s common stock and the election of directors. A description of the interests in the Company of its directors and such affiliates is set forth in the Company’s Form 10-K/A for the fiscal year ended January 3, 2009, filed with the Securities and Exchange Commission on May 4, 2009, and will be set forth in the proxy statement in connection with the increase in the number of authorized shares of the Company’s common stock and the election of directors when it becomes available.

Statements in this Form 8-K that are not strictly historical are forward-looking statements regarding the anticipated closing of the private placement. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include any event that would cause the Company or the investor to breach any of their representations and warranties under the Securities Purchase Agreement. Additional risk factors are identified in the Company’s filings with the Securities and Exchange Commission, including the Forms 10-Q and 10-K and in other filings with the Securities and Exchange Commission. The Company assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A 9% Convertible Preferred Stock

4.1	Securities Purchase Agreement, dated as of July 20, 2009, by and between Design Within Reach, Inc. and Glenhill Special Opportunities Master Fund LLC

4.2	Form of Registration Rights Agreement by and between Design Within Reach, Inc. and Glenhill Special Opportunities Master Fund LLC

4.3	Fourth Amendment to Rights Agreement, dated as of July 17, 2009, by and between Design Within Reach, Inc. and American Stock Transfer & Trust Company, LLC

10.1	Letter Agreement, dated as of July 20, 2009, by and between Design Within Reach, Inc. and Glenhill Special Opportunities Master Fund LLC

10.2	Form of Voting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2009

DESIGN WITHIN REACH, INC.

By:	/s/ Ray Brunner
Name:	Ray Brunner
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A 9% Convertible Preferred Stock

4.1	Securities Purchase Agreement, dated as of July 20, 2009, by and between Design Within Reach, Inc. and Glenhill Special Opportunities Master Fund LLC

4.2	Form of Registration Rights Agreement by and between Design Within Reach, Inc. and Glenhill Special Opportunities Master Fund LLC

4.3	Fourth Amendment to Rights Agreement, dated as of July 17, 2009, by and between Design Within Reach, Inc. and American Stock Transfer & Trust Company, LLC.

10.1	Letter Agreement, dated as of July 20, 2009, by and between Design Within Reach, Inc. and Glenhill Special Opportunities Master Fund LLC

10.2	Form of Voting Agreement